Exhibit 10.6

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of August 24, 2004 by and between Andrew L. Finn (“Employee”) and BioDelivery Sciences International, Inc. (the “Company”). As used in Sections 5 through 14 hereof, the term “Company” includes BioDelivery Sciences International, Inc. and its subsidiaries, including Arius (as defined below).

WHEREAS, the Company is engaged in the business of researching and developing drug delivery technologies;

WHEREAS, as of the date hereof, the Company has acquired Arius Pharmaceuticals, Inc., a Delaware corporation (“Arius”) by merger, with the result being that Arius is now a wholly-owned subsidiary of the Company;

WHEREAS, Employee was heretofore an officer and director of Arius; and

WHEREAS, in light of the foregoing, the Company and Employee are willing to commence an employment relationship, on the terms, conditions and covenants set forth in this Agreement.

NOW, THEREFORE, in consideration of Employee’s commencement of employment with the Company and Arius, the mutual covenants contained herein and other good and valuable consideration, receipt of which Employee and the Company hereby acknowledge, Employee and the Company agree, as follows:

1. Position. Employee agrees to employment with the Company in the positions of Senior Vice President of Product Development of the Company and Senior Vice President and Chief Operating Officer of Arius. Employee further agrees to perform the job duties and to carry out the responsibilities of that position, as reasonably determined by the Chief Executive Officer of the Company from time to time or the Board of Directors of the Company consistent with the customary duties of such position and the Bylaws of the Company and Arius (the “Board of Directors”). Employee shall report to the Chief Executive Officer of the Company.

2. Employee’s Effort. Employee shall perform his duties in the capacity as an employee and in such capacity shall spend the necessary working time and best efforts, skill and attention to his position and to the business and interests of the Company. Employee shall be primarily responsible for product development activities for the Company’s pharmaceutical and vaccine products, with an initial focus on Arius’ orally- and bucally-delivered products and product candidates.

3. Base Salary; Bonus; Benefits.

(a) Base Salary. The Company shall pay Employee compensation for services rendered in the amount of no less than One Hundred Seventy-Five Thousand Dollars ($175,000) per annum (the “Base Salary”), payable on a bi-weekly basis or otherwise in accordance with the Company’s standard policies. Employee’s Base Salary may be subject to annual increases as determined by the Board of Directors of the Company in its sole discretion.

(b) Signing Bonus. As of the date hereof, the Company shall pay to employee a one-time cash bonus of Twenty Eight Thousand and Ninety Two Dollars and Four Cents ($28,092.04). The Company shall be required to withold from such bonus any and all taxes.

(c) Optional Bonus. Employee shall also be elligible to receive a cash bonus for each Company fiscal year of up to fifty percent (50%) of the Base Salary, which bonus shall be granted in the sole and absolute discretion of the Board of Directors or a designated committee thereof.

(d) Other Compensation and Benefits. In addition, Employee shall receive such additional compensation or other benefits as are provided to Company employees generally and similarly-situated Company employees specifically (including, without limitation, three (3) weeks paid vacation and days off administered in accordance with prevailing Company policy), or as may be determined in the sole and absolute discretion of the Board of Directors or a designated committee thereof; provided, however, that it is understood and agreed that the Employee shall not be entitled to participate in the Company’s 2001 Stock Option Plan until the date on which Employee’s shares of the Company’s Series A Non-Voting Convertible Preferred Stock (“Series A Stock”) are eligible for conversion into shares of common stock of the Company. Furthermore, Employee shall be reimbursed for expenses properly documented as per the Company’s policy including, without limitation, any reasonable expenses incurred by Employee on behalf of Arius from August 10, 2004 through the date hereof.

4. Term; Termination. Unless earlier terminated under this Section 4, this Agreement and the status and obligations of Employee thereunder as an employee of the Company (except as provided for below) shall be effective for a period ending on August 24, 2007 (the “Initial Term”) and, after the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term” and, collectively with all Renewal Terms and the Initial Term, the “Term”) unless, following the Initial Term, either party gives thirty (30) days’ advance written notice of its intention not to renew this Agreement at the conclusion of the next Renewal Term. Termination of this Agreement shall not, in any event, affect any rights that Employee may have been specifically granted to Employee by the Board of Directors or a designated committee thereof pursuant to any of the Company’s retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) any other employee benefit plans sponsored by the Company, it being understood that no such rights are granted hereunder. In addition, notwithstanding the expiry or termination of this Agreement pursuant to this Section 4 or otherwise, Employee’s rights and obligations under Sections 5 through 14 inclusive of this Agreement shall survive the such termination or expiration of this Agreement in accordance with the terms of such Sections.

(e) Death. This Agreement shall automatically terminate upon the death of Employee and all of his rights hereunder, including the rights to receive compensation and benefits, except as otherwise required by law, shall terminate.

(f) Termination with Notice by Either Party. The Company or Employee may terminate this Agreement for any reason or no reason upon thirty (30) days prior written notice to the other. In case of termination by the Company only under this paragraph, the Company shall pay Employee a one-time cash severance payment equal to a full year’s Base Salary. The Company shall have no further obligations to Employee following termination.

(g) Termination for Good Cause. As used herein “Good Cause” shall mean any one or more of the following as determined in the reasonable discretion of the Company:

(1) a continuing material breach or material default (including, without limitation, any material deriliction of duty) by Employee of the terms of this agreement, or any related agreement which is an Exhibit hereto, except for any such breach or default which is caused by the physical disability of Employee (as determined by a neutral physician);

(2) gross negligence, willful misfeasance or breach of fiduciary duty by Employee;

(3) the commission by Employee of an act of fraud, embezzlement or any felony or crime of dishonesty in connection with Employee’s duties; or

(4) conviction of Employee of a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or (ii) the performance of the Employee’s duties hereunder.

In the event of a termination by the Company for Good Cause, the Company will pay the Employee the Base Salary earned and expenses reimbursable under this Agreement incurred through the date of the Employee’s termination, and shall have no further responsibility for termination or other payments to Employee.

Furthermore, upon termination by the Company of the Employee’s employment with the Company without Good Cause (as defined above) or termination of employment by the Employee for Good Reason (as defined below) prior to an FDA Approval, the Employee may convert his shares of Series A Stock into a number of shares of Company common stock equal to the product obtained by multiplying the Series A Stock Conversion Rate (as defined in Arius’ Certificate of Designation, dated August 20, 2004) then in effect by the number of shares of Series A Stock being converted. As used herein, the term “FDA Approval” shall mean the first approval by the U.S Food and Drug Administration for the marketing and sale by the Company or any of its subsidiaries of any of the following products: Emezine, BEMA-Fentanyl, BEMA-Sumitriptan or any product which primarily incorporates technology similar to the foregoing for the buccal delivery of pharmaceuticals.

(h) Termination for Good Reason. Employee may terminate his employment under this Agreement at any time for “Good Reason.” In case of termination hereof by the Employee for Good Reason, the Company shall pay Employee a one-time cash severance payment equal to his annual Base Salary (it being agreed that the Company may condition payment of such severence amount upon its receipt of a general release by Employee in the form reasonably acceptable to the Company and Employee) and Employee shall maintain any rights that Employee may have been specifically granted to Employee pursuant to any of the Company’s retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) any other employee benefit plans sponsored by the Company. Following the payment of severance, the Company shall have no further obligations to Employee following termination.

For purposes of this Agreement, the term “Good Reason” means, in each case without the consent of Employee:

(1) any material diminution in the office, title, duties, powers, authority or responsibilities, which diminution is not corrected within thirty (30) days after the Company receives written notice thereof from Employee;

(2) Employee’s place of work is moved more than seventy-five (75) miles from Employee’s home address in Raleigh, North Carolina;

(3) (A) the Company fails to pay Employee his Base Salary in accordance with generally applicable Company policy or (B) Employee’s Base Salary is decreased without consent of Employee, which failure or decrease is not corrected within thirty (30) days after the Company receives written notice thereof from Employee; or

(4) Employee is discriminatorily denied material benefits under the Company’s prevailing policies and plans, which denial is not corrected within thirty (30) days after the Company receives written notice thereof from Employee.

5. Confidentiality. Employee shall keep confidential, except as the Company may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company, at any time during the term of this Agreement and for a period of five (5) years thereafter, any trade secrets, knowledge, data or other confidential, secret or proprietary information of the Company relating to inventions, products, processes, knowledge, know how, technical or other data, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and product pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, subsidiairies or affiliates which Employee may produce, obtain or otherwise learn of during the course of Employee’s performance of services and after its termination (collectively “Confidential Information”), provided that the term “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of the Employee. Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company. The terms of this paragraph shall survive termination of this Agreement. Employee agrees to execute the Confidentiality and Intellectual Property Agreement attached as Exhibit A hereto (the “Confidentiality Agreement”).

6. Return of Confidential Material. Upon the completion or other termination of Employee’s services for the Company, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature (electronic or otherwise) describing, including or pertaining to any Confidential Information, and Employee will not take with him any description containing or pertaining to any Confidential Information which Employee may produce or obtain during the course of his services. The terms of this paragraph shall survive termination of this Agreement.

7. Assignment and Disclosure of Inventions. Employee shall assign and transfer to the Company his entire right, title and interest in and to all Inventions (as defined in the Confidentiality Agreement) and disclose to the Company all Inventions in accordance with the terms set forth in the Confidentiality Agreement. The terms of this paragraph shall survive termination of this Agreement.

8. Execution of Documents. During the term of this Agreement and thereafter, Employee will execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may reasonably determine necessary or desirable to apply for and obtain letters, patents, and copyrights on Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee. The terms of this paragraph shall survive termination of this Agreement.

9. Maintenance of Records. Employee will keep and maintain adequate and current written records of all Inventions made or conceived by Employee (in the form of notes, sketches, drawings and as may be specified by the Company), and shall deliver such records promptly to the Company at the Company’s request, whether made solely by Employee or jointly with others, which records shall be available to and remain the sole property of the Company at all times.

10. Prior Inventions. It is understood that all Inventions, if any, patented or unpatented, which Employee made prior to the date that the Company and Employee entered into this Agreement, are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee has set forth on Exhibit A to the Confidentiality Agreement a complete list of all such prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation a current or previous contracting party). If no items are included on Exhibit A to the Confidentiality Agreement, Employee has no such prior inventions. Employee will notify the Company in writing before Employee makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Employee claims in any such invention or idea. In the event of Employee’s failure to give such notice, Employee will make no claim against the Company with respect to any such inventions or ideas. The terms of this paragraph shall survive termination of this Agreement.

11. Competition. Employee will not do, or intend to do, any of the following, either directly or indirectly, during Employee’s employment with the Company and during the period of two (2) years after Employee’s cessation of employment with the Company, anywhere in the world. In the event that a court of competent jurisdiction determines that Employee improperly competes with the Company in violation of this Section 11, the period during which he engages in such competition shall not be counted in determining the duration of the two (2) year non-compete restriction:

(a) For purposes of this Agreement, “Competitive Activity” shall mean the development, manufacture, sale, license, packaging or marketing of the following technologies (or products incorporating such technologies): (i) (A) anionic phospholipid delivery technology or (B) buccal delivery technology, in each case for the delivery of drugs or nutrients for human or non-human applications and (ii) any technology or product which Employee was actively and directly participating in on behalf of the Company or any subsidiary of the Company or joint venture in which the Company is participating at the time of termination (it being understood, for the avoidance of doubt, that the words “actively and directly” shall not include Employee’s actions in a merely supervisory capacity).

(b) Employee agrees that, during the time frames described herein, he shall not, directly or indirectly, own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company, eleemosynary institution or any other business, entity, agency or organization (or a discrete business unit within any such entity) whose primary business purpose is to engage in a Competitive Activity; provided, however, that Employee may serve as a director, consultant or scientific advisor of such an entity that is either a Company licensee, or, for non-licensees, in such capacity as the Board of Directors has granted him written permission, such permission not to be unreasonably withheld.

(c) Employee shall not solicit or perform services in connection with any Competitive Activity for any prior or current customers of the Company or any entities with which the Company has undertaken joint studies or developmental activities; or

(d) Employee shall not knowingly solicit for employment (or, following such solicitation, employ) any then current employees employed by the Company without the Company’s consent.

Employee and Company agree that the phrase “Employee’s cessation of employment with the Company” as used in this Agreement, refers to any separation from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or Employee. Nothing in this Agreement shall preclude him from employment at a not-for-profit or governmental institution, provided that no for-profit business involved in drug delivery directly or indirectly derives a benefit from Employee’s employment.

12. Other Obligations.

(a) Employee acknowledges that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company thereunder.

(b) Employee acknowledges that all of Employee’s obligations under this Agreement (but not including the restrictive covenants contained herein) shall be subject to any applicable agreements with, and policies issued by the Company to which Employee and all other similarly-situated employees are subject.

13. Trade Secrets of Others. Employee represents that his performance of all the terms of this Agreement as employee to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust, and Employee will not disclose to the Company, or allow the Company to use, any confidential or proprietary information or material belonging to any other person or entity. Employee will not enter into any agreement, either written or oral, which is in conflict with this Agreement.

14. Injunctive Relief. Employee acknowledges that any breach or attempted breach by Employee of paragraphs 5 through 13 of this Agreement shall cause the Company irreparable harm for which any adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

15. Reasonable Terms. Employee acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Employee with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate interests of the Company.

16. Modification. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company. Any subsequent change or changes in Employee’s relationship with the Company or Employee’s compensation shall not affect the validity or scope of this Agreement.

17. Entire Agreement. Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof, it is Employee’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings with the Company or any office or representative thereof. Each party to the Agreement acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of the Agreement.

18. Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

19. Successors and Assigns. This Agreement shall be binding upon Employee’s heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

20. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey except for any conflicts of law rules thereof that might direct the application of the substantive law of another state.

21. Counterparts. This Agreement may be signed in counterparts and delivered by facsimile transmission, and each such counterpart shall be deemed an original and all of which shall together constitute one agreement.

22. Arbitration. Except as provided for in Section 15 hereof, in the event that the Company or Employee, his spouse or any other person claiming benefits on behalf of or through Employee, has a dispute or claim based upon this Agreement including the interpretation or application of the terms and provisions of this Agreement, the sole and exclusive remedy is for that party to submit the dispute to binding arbitration in accordance with the rules of arbitration of the American Arbitration Association (“AAA”) in Wilmington, Delaware. Any arbitrator selected to arbitrate any such dispute shall be independent and neutral and will have the power to interpret this Agreement. Any determination or decision by the arbitrator shall be binding upon the parties and may be enforced in any court of law. The expenses of the arbitrator will be paid 50% by the Company and 50% by Employee, his spouse or other person, as the case may be, provided that the arbitrator shall be free to apportion such fees between the parties as he/she may determine in their discretion as permitted by the AAA rules of arbitration. The parties agree that this arbitration provision does not apply to the right of Employee to file a charge, testify, assist or participate in any manner in an investigation, hearing or proceeding before the Equal Employment Opportunity Commission or any other agency pertaining to any matters covered by this Agreement and within the jurisdiction of the agency.

23. No Waiver. No waiver by the Company of any breach of this Agreement by Employee shall constitute a waiver of any subsequent breach.

24. Notice. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such othis address as shall have been designated by written notice by such party to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first forth above.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr.
Title:	President and CEO

/s/ Mark A. Sirgo
Mark A. Sirgo

[Signature Page to Employment Agreement]

Exhibit A

Form of Confidentiality and Intellectual Property Agreement

CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

This CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is entered into effective for all purposes as of [            ], 2004 by                  (“Employee”) in favor of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”). As used herein, the term “Company” includes BioDelivery Sciences International, Inc. and its subsidiaries, including Arius Pharmaceuticals, Inc.

In consideration and as a condition of Employee providing services to the Company pursuant to that certain Employment Agreement, dated as of the date hereof, between Employee and the Company (the “Employment Agreement”), Employee hereby agrees as follows:

1. Confidentiality. At all times, Employee shall keep confidential, except as the Company may otherwise consent to in writing, and not disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to performance by Employee of services for the Company, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, technical data, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates (collectively, the “Confidential Information”), which Employee may produce, obtain or otherwise learn of during the course of his performance of services and after the expiration or termination of the Employment Agreement. The “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of the Employee. Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company.

2. Return of Confidential Material. Upon the expiration or termination the Employment Agreement, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature pertaining to any Invention (as defined below) or Confidential Information of the Company or to the services provided by Employee, and Employee will not take or retain (in any form or format) any description containing or pertaining to any Confidential Information which Employee may produce or obtain during the course of the services provided under the Employment Agreement or otherwise.

3. Assignment of Inventions and Moral Rights.

(a) Employee hereby assigns and transfers to the Company, on a perpetual, worldwide and royalty-free basis, his entire right, title and interest in and to all Inventions. As used in this agreement, the term “Inventions” shall mean all ideas, improvements, designs, discoveries, developments, drawings, notes, documents, information and/or materials, whether or not patentable and whether or not reduced to practice, made or conceived by Employee (whether made solely by Employee or jointly with others) which: (i) occur or are conceived during the period in which Employee performs services for the Company pursuant to the Employment Agreement and (ii) which relate in any manner to drug, nutraceuticals, genes, vaccines, vitamin or other compound delivery technologies involving liposomes, proteoliposomes, cochleates, buccal, transmucosal, transdermal or oral applications and/or derivatives

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thereof (“Delivery Technologies”), applications of the Delivery Technologies to specific drugs, nutraceuticals, genes, vaccines, vitamins or other compounds, or result from any task assigned to or undertaken by Employee or any work performed by Employee for or on behalf of the Company or any of its affiliates.

(b) Employee hereby irrevocably transfers and assigns to the Company any and all Moral Rights that Employee may have in any Inventions. Employee also hereby forever waives and agrees never to assert against the Company, its successors or licensees any and all Moral Rights which Employee may have in any Inventions, even after expiration or termination of the Employment Agreement. For purposes of this Agreement, the term “Moral Rights” means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.

4. Disclosure of Inventions. In connection with all Inventions contemplated by Section 3 hereof:

(a) Employee will disclose all Inventions promptly in writing to the Chief Scientific Officer of the Company, with a copy to the President of the Company, in order to permit the Company to enforce and perfect the rights to which the Company is entitled under this Agreement;

(b) Employee will, at the Company’s request, promptly execute a written assignment of title to the Company for any Invention, and Employee will preserve all Inventions as Confidential Information in accordance with the terms hereof; and

(c) Upon request, Employee will assist the Company or its nominee (at the Company’s expense) during and at any time during or subsequent to the performance of services by Employee for the Company in every reasonable way in obtaining for the Company’s own benefit patents and copyrights for all Inventions in any and all countries, which Inventions shall be and remain the sole and exclusive property of the Company or its nominee, whether or not patented or copyrighted. Employee will execute such papers and perform such lawful acts as the Company deems to be necessary to allow the Company to exercise all rights, title and interest in such patents and copyrights.

5. Execution of Documents. In connection with this Agreement, Employee will execute, acknowledge and deliver to the Company or its nominee upon request and at the Company’s expense all such documents, including applications for patents and copyrights and assignments of all Inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters patent and copyrights on all Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee.

6. Maintenance of Records. Employee will keep and maintain adequate and current written records of all Inventions made by Employee (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7. Prior Inventions. It is understood that all ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, which Employee made prior to the time the Company and Employee began to consider any possible performance of services contemplated by the Employment Agreement (herein referred to as “Excluded Inventions”) are excluded from the definition

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of Inventions as used herein. Set forth on Exhibit A attached hereto is a complete list of all Excluded Inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation, a current or previous contracting party). The list is complete and if no items are included on Exhibit A, Employee shall be deemed to have no such prior inventions within the definition of Inventions. Employee will notify the Company in writing before Employee makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Employee claims in any such Invention or idea. In the event of Employee’s failure to give such notice, Employee will make no claim against the Company with respect to any such inventions or ideas.

8. Other Obligations. Employee acknowledges that the Company, from time to time, may have agreements with other persons or entities or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company thereunder.

9. Trade Secrets of Others. Employee represents that his performance of all the terms of this Agreement and the Employment Agreement and as a consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any other person or entity. Employee will not enter into any agreement, either written or oral, in conflict herewith.

10. Non-Solicitation. Employee agrees that he will not, without the prior written consent of the Company, at any time during the term of the Employment Agreement or for a period of two (2) years from the date of the expiration or termination of the Employment Agreement for whatever reason, either individually or through any entity controlled by Employee, and either on Employee’s behalf or on behalf of any other person or entity competing or endeavoring to compete with the Company, directly or indirectly, knowingly solicit for employment or retention (or, following such solicitation, employ or retain) as an employee, independent contractor or agent, any person who is an employee of the Company as of the date of the expiration or termination of the Employment Agreement or was an employee of the Company at any time during the two (2) year prior to the the expiration or termination of the Employment Agreement. Employee further agrees that, should Employee be approached by a person who Employee has actual knowledge was an employee of the Company or any subsidiary or joint venture thereof during the period while Employee was employed by the Company, Employee will not offer to nor employ or retain (or refer to a third party) as an employee, independent contractor or agent any such person for a period of two (2) years following the expiration or termination of the Employment Agreement.

11. Injunctive Relief. Employee acknowledges that any breach or attempted breach by Employee of this Agreement or any provision hereof shall cause the Company irreparable harm for which any adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

12. Modification. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company. Any subsequent change or changes in the relationship between the Company and Employee or in Employee’s compensation by the Company shall not affect the validity or scope of this Agreement.

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13. Reasonable Terms. Employee acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Employee with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate interests of the Company.

14. Entire Agreement. Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof it is Employee’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

15. Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

16. Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators or other legal representatives of Employee and is for the benefit of the Company, its successors and assigns. Employee may not assign Employee’s rights or delegate Employee’s duties under this Agreement or the Employment Agreement either in whole or in part without the prior written consent of the Company. Any attempted assignment or delegation without such consent will be null and void.

[Signature Page Follows]

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17. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey except for any conflicts of law rules thereof which might direct the application of the substantive laws of another state.

EXECUTED as of the date set forth below.

[ ]	Witness
Print Name:

Dated: August [    ], 2004

Accepted and Agreed:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Confidentiality and Intellectual Property Agreement]

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EXHIBIT A TO

CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

PRIOR INVENTIONS WITHIN THE SCOPE OF ASSIGNMENT

The following is a complete list of all inventions or improvements patented or, unpatented, that have been made or conceived or first reduced to practice by the undersigned alone or jointly with others prior to the time the Company and the undersigned first began to consider the undersigned’s performance of services for the Company. The undersigned desires to remove the inventions and improvements listed, if any, from the operation of the foregoing Agreement.

Check one:

No inventions or improvements.

As follows:

Additional sheets attached.

Dated: [ ], 2004
[ ]